1 Q2 Earnings Review July 26, 2011 Exhibit 99.2

Cautionary Notice:  Forward-Looking Statements
This presentation contains “forward-looking statements” within the meaning of the Private
Securities Litigation Reform Act of 1995.  These statements relate to future events, are not historical facts and are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  These statements can generally be identified by lead-in words such as
“believe”, “expect”, “anticipate”, “intend”, “plan”, “foresee”, “may”, ”will” and other similar words.
Statements that describe our Company’s objectives, plans or goals are also forward-looking statements.  Examples of such forward-looking information we may be discussing in this presentation include, without limitation, further implementation of our operational strategies and playbooks, future debt retirement, capital expenditures, operating margins and revenues, inventory levels and new vehicle industry sales volume.
You are cautioned that these forward-looking statements are not guarantees of future performance, involve risks and uncertainties and actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  These risks and uncertainties include, among other things, (a) economic conditions in the markets in which we operate, (b) the success of our operational strategies, (c) our relationships with the automobile manufacturers and (d) new and used vehicle sales volume. These risks and uncertainties, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K for the year ending December 31,
2010 and our Form 10-Q for period ended March 31, 2011.
These forward-looking statements, risks, uncertainties and additional factors speak only as of the date of this presentation. We undertake no obligation to update any such statements.

3 Sonic Automotive Q2 2011 o Quarter in Review o Financial Results o Operations Recap o Summary and Outlook

Overall Results
Grow the base business
Revenues up 14%
New vehicle revenue up 16.0%; Volume exceeds industry growth
Used revenue up 15%
F&I revenue up 22%
Fixed Operations up 6.0%
SG&A to Gross declined to 77.6%
Income from continuing operations up 59.1% *
Q2 2011 diluted EPS from continuing operations was $0.37 per share, an increase of 54.2% from Q2 2010 *
Completed extension of floor plan and revolving credit facilities
* Calculated excluding the $7.3M  debt extinguishment charge recorded in Q2 2010

(dollars in millions, except per share)
B / (W) than Q2 2010
Q2 2011 $ %
Revenue 1,968 $     246 $          14%
Gross Profit 310              27                   10%
Operating Profit 59                11                   23%
Non-Floor Plan Interest 18                2                     10%
Continuing Operations
-Profit After Tax 22 $          13 $
(1)
131%
-Diluted EPS 0.37 $       0.19 $
(1)
106%
Discops EPS (0.02) $      - $
Memo:  SGA % of Gross 77.6% 230                bps
Second Quarter Results
(1)
Prior year includes an after-tax charge of $4.3 million, or $0.06 per diluted share, from loss on debt repurchases.

(dollars in millions) Q1 2010 Q2 2010 Q3 2010 Q4 2010 Q1 2011 Q2 2011
Revenue 1,544 $   1,722 $   1,770 $    1,845 $    1,839 $    1,968 $
Gross Profit 266         282         282          285          291          310
SG&A Expense 221 $      226 $      226 $       224 $       233 $       240 $
SG&A as % of Gross Profit 83.0% 79.9% 80.3% 78.8% 79.9% 77.6%
SG&A
Leveraging
SG&A Expenses

Capital Spending

Actual
1st Half
2011
Expected
2nd Half
2011
Expected
FY 2011
Facility Improvement 26.6 $       7.0 $         33.6 $
Real Estate Acquisitions 75.2          5.0            80.2
Less: Mortgage Funding (54.0)         (15.0)         (69.0)
Net Cash Used - Facility Related 47.8 $       (3.0) $        44.8 $
IT Capital Spending 3.9            5.8            9.7
Maintenance Cap Ex 7.0            3.0            10.0
Total Cash Used - Cap Ex 58.7 $       5.8 $         64.5 $
(amounts in millions)

Credit Facility
•
Extended term:
August 15, 2016 maturity (was August 2012)
•
Increased size:
Revolving Credit Facility - $175.0 million ($25.0 million increase)
New Vehicle Floorplan Facility - $500.0 million ($179.0 million increase)
Used Vehicle Floorplan Facility - $80.0 million ($30.0 million increase)
•
Improved flexibility to focus on our strategic priorities of reducing non-mortgage debt and owning our property

Note: On July 15, 2011, we issued a redemption notice to holders of our 8.625% Notes to redeem
$42.9M in aggregate principal of the 8.625% Notes on August 16, 2011.

New Retail Vehicles
Q2 Q2
(dollars in thousands, except GPU)
2011 2010 B / (W)
New Retail Volume 28,367
(1)
24,647           15.1%
New Gross Margin 6.8% 6.9% (10) bps
New GPU 2,351 $          2,364 $          (0.6%)
New Gross Profit 66,680 $        58,273 $
F&I Gross Profit - New 34,774 $        27,913 $
Industry SAAR (millions) 12.1 11.3 7.1%

Up 18%
Overall:
Expect J3 inventory allocations to improve as summer progresses.
Incentives:
Expect J3 incentives to increase as production resumes.
Domestics:
Wait and see attitude toward incentives and market share.
Demand:
Expect SAAR levels to return to pre-disaster levels in late Q3.
(1) Sonic  new retail volume was 0.9% of U.S. auto unit sales – Source: Bloomberg Financial Markets

Used Retail Vehicles
Q2 Q2
(dollars in thousands, except GPU)
2011 2010 B / (W) %
Used Retail Volume 27,141           24,382          11.3%
CPO Volume 7,843             8,342            (6.0%)
Used GPU 1,458 $          1,542 $         (5.4%)
Used Gross Profit 39,560 $        37,586 $       5.3%
Used to New Ratio 0.96                0.99
F&I Gross Profit - Used 21,007 $        17,701 $       18.7%
Total Fixed Ops 147,785 $      141,804 $     4.2%
All-
Time
Record

Used Volume – Tracking 100 per Store # Stores Averaging 100+ per Month: 9 7 17 21 25 11

Fixed Operations
YOY Sales
Increase of
$15.7M, or
5.5%
Gross
Margin was
49.3% and
Fixed Abs
was 88% in
Q2 2011

$141.8
$140.6
$141.1
$143.9
$147.8
$136
$138
$140
$142
$144
$146
$148
$150
Q2 2010 Q3 2010 Q4 2010 Q1 2011 Q2 2011
Gross
$283.8 $283.7
$285.4
$291.8
$299.5
$275
$280
$285
$290
$295
$300
$305
Q2 2010 Q3 2010 Q4 2010 Q1 2011 Q2 2011
Sales
All-
Time
Record
All-
Time
Record

Summary
Base business continues to grow
New vehicle market share continues to increase
Used retail vehicle volume continues to grow at double-digit rate
F&I benefiting from growth in new and used volume
Leveraging SG&A as gross profit grows
Automotive retail industry continues its steady recovery
Still forecasting a 12.5 million SAAR
Expect Japanese brands to improve in 2H of Q3
Maintain continuing operations earnings guidance of $1.18 - $1.28 for FY 2011